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                                                                   Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

         Subsidiary                               Place of Organization
         ----------                               ---------------------
         StorageNetworks UK Ltd.                     United Kingdom

         StorageNetworks GmbH                        Germany

         StorageNetworks Asia Pacific Pty Limited    Australia

         StorageNetworks Security Corp.              Massachusetts

         StorageNetworks Connections, LLC            Delaware

         StorageNetworks BV                          Netherlands

         StorageNetworks Japan KK                    Japan